Exhibit 10.20

                                RELEASE AGREEMENT

BETWEEN:

                DOROTHY DENNIS, businesswoman (herein "Dennis"), of #705 - 588 Broughton St., Vancouver, British Columbia, V6G 3E3

AND:

             NAPTAU GOLD CORPORATION, a Delaware Corporation (herein
         "NAPTAU"), having its registered offices at 11th Floor, Rodney
                          Square North, 11th and Market

             Streets, Wilmington, New Castle County, Delaware 19801

                                  WITNESS THAT

WHEREAS:

(A) NAPTAU and Dennis entered into an agreement on the 12th day of October, 1995 for the acquisition by NAPTAU of Placer Lease #1160 in the Cariboo Mining Division of British Columbia, in the area of Likely, British Columbia, Canada (the "Agreement");

(B) Pursuant to the Agreement NAPTAU was obligated, in part, to pay the sum of USD$200,000 to Dennis on or before December 12,1995;

(C) By an agreement dated April 30, 1996, NAPTAU was granted an extension of the time for performance of its obligation to make the above payment to October 12,1996 (the "Extension Agreement"). The Extension Agreement also included terms reflecting settlement of any interest due on the above sum;

(D) By an agreement dated October 30, 1996 a Second Extension Agreement was entered into providing for the extension of the amount required to be paid in paragraph 2 above to the 12th day of October, 1997 and further providing for the payment by NAPTAU to Dennis of 100 ounces of raw gold from its share of the gold produced from all of its placer mining operations in the Cariboo Mining Division of British Columbia (the "Leases");

(E) By a Third Extension Agreement dated December 31,1997 the time for payment of the money referred to in paragraph 2 was extended to December 3lst, 1998 and the number of ounces of raw gold required to be paid was increased to 150 ounces which was to be paid to Dennis from production from the Leases;

(F) For reasons known to Dennis, NAPTAU was unable to obtain sufficient production of raw gold from the Leases in 1998 to meet its obligations to Dennis referred to in the preceding paragraph;

(G) Placer Lease #1160 was on October 14, 1998 combined into a mineral tenure lease bearing Mineral Tenure #365488 (the "Mineral Tenure Lease");


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(H) By a fourth Extension Agreement entered into on or about March 30, 1999, the amount agreed to be paid by NAPTAU to Dennis in paragraph 2 was extended to the 31st day of December, 1999, and instead of the 150 ounces of raw gold to be paid by NAPTAU to Dennis under the Third Extension Agreement it was agreed that Naptau would pay Dennis 200 ounces of raw gold from its share of the gold produced from the mining operations on the Mineral Tenure Lease.

(I) The Extension Agreement, Second Extension Agreement, Third Extension Agreement and Fourth Extension Agreement have now expired and NAPTAU has not as yet made any of the monetary payments above referred to although the obligation to pay 200 ounces of raw gold has been satisfied;

(J) NAPTAU has entered into an agreement effective December 31, 1999 with Noble Metal Group Incorporated ("Noble") for the transfer of its entire interest in the Mineral Tenure Lease to Noble (the "Settlement Agreement") on terms in part, that includes Noble agreeing to assume the monetary obligation to pay Dennis the US$200,000; and

(K) Dennis agrees to the substitution of Noble as the party responsible for the payment of US$200,000 to her for the original transfer of PL1160 to Naptau under the Agreement.

IT IS NOW AGREED that in consideration of the payment of TEN DOLLARS ($10) by NAPTAU to Dennis, the receipt and sufficiency of which is hereby acknowledged, and the further mutual covenants and agreements following that:

1. Dennis hereby agrees to the substitution of Noble as the party responsible to pay her US$200,000 for the transfer of PL1160 under the Agreement.

2. Naptau hereby transfers and assigns to Dennis all rights necessary to enforce the legal obligation of Noble to pay the US$200,000 to her pursuant to the Settlement Agreement.

3. Dennis for the consideration aforesaid hereby releases and forever discharges Naptau from any obligation to pay the US$200,000 to her pursuant to the Settlement Agreement.

4. This Agreement shall be construed in accordance with the laws of the Province of British Columbia, Canada.

5. This Agreement may be executed in counterpart and by faxed signature and the parties agree to deliver executed copies of the original document.

IN WITNESS WHEREOF THE PARTIES HERETO, IF CORPORATE PARTIES HAVING BEEN DULY AUTHORIZED BY THEIR RESPECTIVE BOARDS OF DIRECTORS, HAVE SET THEIR HANDS AND SEALS AS OF THE 17th DAY OF FEBRUARY, 2000.


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NAPTAU GOLD CORPORATION

  /S/ Edward Renyk

BY:     EDWARD RENYK, President
 EXECUTED BY DOROTHY DENNIS                   )
 IN THE PRESENCE OF:                          )
 Name:    /s/ William C. Jackson              )
           WILLIAM C. JACKSON                 )
 Address: 302   8770 Granville                )             /s/ Dorothy Dennis
 Vancouver, B.C.                              )                DOROTHY DENNIS
 Occupation:  Retired                         )